UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 21, 2026

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2026 (July 22, 2026 Hong Kong time), the Macau Special Administrative Region of the People’s Republic of China (the “Macau Government”) published in the Official Gazette of Macau an amended and restated land concession contract accepted by Palo Real Estate Company Limited ("Palo") and Wynn Resorts (Macau) S.A. ("Wynn Macau"), each an indirect subsidiary of Wynn Resorts, Limited (the "Registrant") (the “Amended Land Concession Contract”). The Amended Land Concession Contract amends and restates the original land concession contract among Palo, Wynn Macau and the Macau Government published in the Official Gazette of Macau on May 2, 2012 (the “Land Concession Contract”).

Pursuant to the Land Concession Contract, Palo leases 51 acres of land in the Cotai area of Macau (the “Cotai Land”) from the Macau Government for an initial term of 25 years from May 2, 2012 until May 1, 2037, with the right to renew for additional periods, subject to applicable legislation. The Land Concession Contract also requires that Wynn Macau, as a gaming concessionaire, operate and manage gaming operations on the Cotai Land.

The Amended Land Concession Contract permits Palo and Wynn Macau to expand Wynn Palace to develop a new five-star hotel, a theater and an event and entertainment center on the Cotai Land (the “Expanded Resort”). The Macau Government has allocated Palo a maximum of 60 months from the date of publication of the Amended Land Concession Contract to complete development of the Expanded Resort on the Cotai Land. Palo is required to pay the Macau Government an additional land premium of MOP652.3 million (approximately $80.8 million) as a one-time lump sum payment upon Palo’s acceptance of the conditions of the Amended Land Concession Contract. Palo is also required to pay an additional annual rent to the Macau Government, resulting in a total annual rent of MOP9.5 million (approximately $1.2 million) for the Expanded Resort. The rent for the Expanded Resort may be reviewed by the Macau Government every five years since the date of publication of the Amended Land Concession Contract. Palo must also provide the Macau Government with an additional guarantee by means of a deposit or bank guarantee for an amount equal to the annual rent payable under the Amended Land Concession Contract.

Item 7.01	Regulation FD Disclosure.

On July 21, 2026 (July 22, 2026 Hong Kong time), Wynn Macau, Limited ("WML"), an indirect subsidiary of the Registrant with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the "HKSE"), filed with the HKSE an announcement that the Macau Government published the Amended Land Concession Contract in the Official Gazette of Macau (the "Announcement"). The Announcement is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1
First Amendment to the Land Concession Contract, published on July 22, 2026, by and among Palo Real Estate Company Limited, Wynn Resorts (Macau), S.A. and the Macau Special Administrative Region of the People's Republic of China (translated to English from traditional Chinese and Portuguese).

99.1	Announcement of Wynn Macau, Limited with respect to the Amended Land Concession Contract.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: July 22, 2026	By:	/s/ Craig J. Fullalove
Craig J. Fullalove
Chief Financial Officer